Exhibit 99.1

Macquarie Infrastructure Company LLC Reports Third Quarter 2011 Financial Results, Declares $0.20 Quarterly Dividend

• Operating businesses performing ahead of guidance

• Proportionately combined free cash flow of $0.79 per share generated

• Atlantic Aviation expected to exit cash flow sweep by year-end

• Cash dividend of $0.20 per share to be paid mid-November

NEW YORK--(BUSINESS WIRE)--November 2, 2011--Macquarie Infrastructure Company LLC (NYSE: MIC) reported consolidated revenue of $251.6 million for the third quarter of 2011, a 17.9% increase compared with the third quarter in 2010.

The Company reported net income from continuing operations, before tax, of $14.6 million for the third quarter of 2011 compared with $11.0 million for the third quarter of 2010. For the nine months ended September 30, 2011 MIC reported net income before tax of $28.1 million compared with a net loss of $8.6 million for the comparable period in 2010.

The MIC Board has approved a cash dividend of $0.20 per share for the quarter ended September 30, 2011. The dividend will be payable on November 17, 2011 to shareholders of record on November 14, 2011.

“We are on pace to achieve year-on-year growth in proportionately combined free cash flow from core operations of more than 12%,” said James Hooke, Chief Executive Officer of Macquarie Infrastructure Company LLC. “The performance of our operating companies in the third quarter was in line with our expectations and produced proportionately combined free cash flow through nine months that is ahead of our guidance.”

Cash Generation

Proportionately combined free cash flow generated in the third quarter of 2011 was $36.4 million, or $0.79 per share, compared with $43.0 million, or $0.94 per share, in the third quarter of 2010. The decrease reflects the contribution in 2010 from a unit of MIC’s bulk liquid storage terminal business that was involved in the Gulf of Mexico oil spill clean-up. Excluding the contribution from this unit, proportionately combined free cash flow would have increased by approximately 12.9%.

MIC regards free cash flow as an important tool in assessing the performance of its capital intensive, cash generative businesses. MIC defines free cash flow as cash from operating activities, less maintenance capital expenditures and changes in working capital.

The following table reflects results of continuing operations for MIC’s businesses for the quarter and year to date periods ended September 30, 2011 and 2010 on a proportionately combined basis. Proportionately combined free cash flow includes the cash generated at MIC’s wholly-owned subsidiaries as well as its 50% interest in the free cash flow generated by IMTT and 50.01% controlling interest in the free cash flow generated by District Energy, all offset by MIC corporate level expenses.

Proportionately combined free cash flow does not fully reflect MIC’s ability to freely deploy generated cash, as it does not reflect required principal payments on indebtedness and other fixed obligations, or dividends, among other items. Free cash flow, as defined by MIC, should be used as a supplemental measure and not in lieu of financial results reported under GAAP. See the attached tables for a reconciliation of consolidated net income attributable to MIC LLC to consolidated EBITDA excluding non-cash items and cash from operating activities to free cash flow.

	For the Quarter Ended September 30, 2011
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Gross profit	30,496	15,680	3,393	76,571	N/A	126,140	60,992	6,785
EBITDA excluding non-cash items	26,542	12,072	4,494	32,608	(2,035)	73,681	53,083	8,987
Free cash flow	12,099	6,881	2,898	16,178	(1,696)	36,359	24,197	5,794

	For the Quarter Ended September 30, 2010
	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Gross profit	40,587	14,726	3,415	73,808	N/A	132,536	81,174	6,829
EBITDA excluding non-cash items	35,095	11,002	4,585	30,887	(4,785)	76,784	70,190	9,169
Free cash flow	22,273	9,257	3,581	13,831	(5,928)	43,013	44,545	7,160

Gross profit variance	(24.9)%	6.5%	(0.6)%	3.7%	N/A	(4.8)%	(24.9)%	(0.6)%
EBITDA excluding non-cash items variance	(24.4)%	9.7%	(2.0)%	5.6%	57.5%	(4.0)%	(24.4)%	(2.0)%
Free cash flow variance	(45.7)%	(25.7)%	(19.1)%	17.0%	71.4%	(15.5)%	(45.7)%	(19.1)%
_____________________
(1) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.
	For the Nine Months Ended September 30, 2011
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Gross profit	87,930	46,204	7,115	224,630	N/A	365,879	175,860	14,228
EBITDA excluding non-cash items	76,764	35,241	9,038	93,846	(5,224)	209,665	153,528	18,073
Free cash flow	39,736	18,224	5,767	45,893	(2,036)	107,584	79,471	11,532

	For the Nine Months Ended September 30, 2010
	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Gross profit	107,215	42,899	7,265	218,064	N/A	375,443	214,430	14,528
EBITDA excluding non-cash items	92,845	31,931	9,345	88,411	(10,071)	212,460	185,689	18,686
Free cash flow	60,823	22,171	6,364	38,293	(9,664)	117,987	121,645	12,726

Gross profit variance	(18.0)%	7.7%	(2.1)%	3.0%	N/A	(2.5)%	(18.0)%	(2.1)%
EBITDA excluding non-cash items variance	(17.3)%	10.4%	(3.3)%	6.1%	48.1%	(1.3)%	(17.3)%	(3.3)%
Free cash flow variance	(34.7)%	(17.8)%	(9.4)%	19.8%	78.9%	(8.8)%	(34.7)%	(9.4)%
_____________________
(1) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.

Maintenance capital expenditures incurred during the first nine months of 2011 increased to $30.2 million compared with $21.0 million for the comparable period in 2010. As the Company has previously noted, these expenditures were accelerated in order to take advantage of the 100% tax depreciation of capital projects provided for under the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010.

IMTT

MIC has a 50% equity interest in International-Matex Tank Terminals (IMTT), the operator of one of the largest independent bulk liquid storage terminal businesses in the US. IMTT owns and operates 10 marine storage terminals in the US and is the part owner and operator of two terminals in Canada. The terminals store and handle a wide variety of petroleum grades, chemicals and vegetable and animal oils. To aid in meaningful analysis of the performance of IMTT across periods, the table and discussion below refers to results for 100% of the business, not MIC’s 50% interest.

For the third quarter of 2011 compared with the third quarter of 2010:

  Terminal revenue increased 11.9%
  Average storage rental rates increased 13.6%; full-year average storage rental rates are expected to increase by approximately 13.0%
  Capacity utilization increased to 94.1% from 93.0%; utilization rates for the full-year are expected to be approximately 94%
  Terminal operating costs increased 9.4%; the increase reflects higher repairs and maintenance, labor and benefits costs
  The 85.8% decline in environmental response gross profit reflects a reduced level of oil spill clean-up activity; a unit of the business was active in the clean-up of the BP oil spill along the Gulf Coast in 2010

IMTT’s free cash flow for the third quarter declined to $24.2 million in 2011 from $44.5 million in 2010 primarily as a result of the reduced contribution from the environmental response unit and an increase in maintenance capital expenditures and repairs and maintenance expenses. The decline was partially offset by increased terminal gross profit.

MIC has been unable to resolve a previously-disclosed dispute with the co-owner of IMTT regarding distributions, despite efforts to do so in accordance with a Shareholders’ Agreement between the parties. Accordingly, on April 18, 2011, MIC initiated formal arbitration proceedings with the Voting Trust of IMTT Holdings Inc. (“Voting Trust”) and IMTT Holdings Inc. under the auspices of the American Arbitration Association, as provided under the Shareholders’ Agreement. MIC believes the Voting Trust’s defenses and claims in the arbitration are without merit. The arbitration process is expected to be completed in the first quarter of 2012.

Assuming the arbitration is resolved in its favor, and subject to favorable economic conditions, the Company intends to increase the cash dividend paid to shareholders by approximately $0.70 per share, per year. Any increase further assumes the continued stable performance of MIC’s operating businesses and remains subject to authorization by the MIC board.

The Gas Company

The Gas Company is the owner and operator of the only regulated (“utility”) gas manufacturing and pipeline distribution network on the islands of Hawaii. The business is also the owner and operator of the largest unregulated (“non-utility”) gas distribution operation on the islands.

For the third quarter of 2011 compared with the third quarter of 2010:

  Utility contribution margin increased 2.3% to $9.5 million from $9.3 million
  Non-utility contribution margin increased 8.1% to $13.0 million from $12.0 million
  The combined volume of gas products sold increased 2.4%

The Gas Company generated $6.9 million of free cash flow in the third quarter of 2011. Free cash flow declined 25.7% versus the comparable period in 2010 primarily as a result of a higher provision for income taxes and expected increases in maintenance capital expenditures partially offset by improved operating results. The Gas Company is a member of MIC’s consolidated tax group and the increased federal income tax liability is expected to be wholly offset by net operating loss carryforwards at the MIC level.

District Energy

MIC’s District Energy business produces chilled water that it distributes via underground pipelines in downtown Chicago to high-rise buildings for use in air conditioning and process cooling systems. The business also operates a site-specific unit that supplies both cooling and heating services to three customers in Las Vegas, Nevada. To aid in meaningful analysis of the performance of District Energy across periods, the table and discussion below refers to results for 100% of the business, not MIC’s 50.01% (controlling) interest.

For the third quarter of 2011 compared with the third quarter of 2010:

  Cooling consumption revenue decreased 11.9% to $11.1 million from $12.6 million; lower average temperatures in Chicago in the second and third quarters of 2011 compared with 2010 reduced demand for cooling
  Capacity revenue increased 4.2% to $5.5 million from $5.3 million on an increase in the number of customers being served and inflation adjustments

Free cash flow from District Energy decreased 19.1% to $5.8 million in the third quarter of 2011 compared with the third quarter of 2010. The decrease reflects primarily a higher provision for income taxes.

Atlantic Aviation

Atlantic Aviation owns and operates a network of fixed-base operations (FBOs) that primarily provide fuel, terminal services and aircraft hangar services to owners and operators of general aviation (GA) aircraft at 66 airports in the US. The network is the largest of its type in the US air transportation industry.

During the third quarter of 2011 Atlantic Aviation completed the acquisitions of FBOs in Portland and Eugene, Oregon. The acquisitions were funded using proceeds from the sale of smaller, non-core FBOs earlier in the year. In addition to expanding Atlantic Aviation’s network into the Pacific Northwest, the acquisitions are expected to produce a net increase in EBITDA generated by the business.

For the third quarter of 2011 compared with the third quarter of 2010:

  General aviation flight movement, as reported by the FAA, increased 0.7%
  On a same store basis, gross profit increased 5.2%
  On a same store basis, the volume of GA fuel sold increased 5.4% and weighted average GA fuel margins increased 0.6%
  Selling, general and administrative (SG&A) expenses were flat
  Atlantic Aviation’s leverage ratio decreased to 6.22 times adjusted EBITDA (trailing) including year to date principal payments of $34.5 million
  Since 2009, Atlantic Aviation has prepaid a total of $171.1 million debt principal

Atlantic’s leverage is expected to fall below 6.0 times adjusted EBITDA (trailing) by year-end. Under the terms of its loan agreement, the business will distribute 50% of the free cash flow it generates so long as leverage remains below 6.0 times. Commencing with the fourth quarter of 2012, absent a refinancing or other modification of the loan agreement, Atlantic will again sweep all excess cash to prepayment of debt principal.

Free cash flow generated by Atlantic Aviation during the third quarter of 2011 increased 17.0% to $16.2 million from $13.8 million in the third quarter of 2010 on improved operating results. The improvement in operations more than offset a $1.7 million increase in maintenance capital expenditures year to date.

Business Outlook

MIC reiterated its guidance of $3.00 per share in proportionately combined free cash flow for the full year. Through nine months ended September 30, 2011 MIC generated $2.34 per share in proportionately combined free cash flow.

MIC also reiterated its guidance regarding an expected increase in maintenance capital expenditures. The Company expects that full year 2011 maintenance capital expenditures will increase by approximately $0.26 per share compared with 2010. Through September, the increased expenditures totaled approximately $0.20 per share. The increase reflects planned expenditures that will take advantage of the 100% tax depreciation provided for in the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010.

The Company also reaffirmed its segment level full-year EBITDA guidance.

  IMTT is expected to generate approximately $200.0 million in EBITDA for the year having recorded $153.5 million through nine months.
  The Gas Company is expected to generate between $47.0 and $50.0 million in EBITDA for the year and has recorded $35.2 million year to date.
  District Energy is anticipated to generate EBITDA of approximately $23.0 million in 2011 and has produced $18.1 million through nine months.
  Atlantic Aviation is expected to generate EBITDA in a range between $125.0 and $130.0 million in 2011 and has produced $93.8 million through September 30.

Conference Call and WEBCAST

When: Management has scheduled a conference call for 8:00 a.m. Eastern Time on Thursday, November 3, 2011 to review the Company’s results.

How: To listen to the conference call please dial +1(650) 521-5252 at least 10 minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic.

Slides: The Company will prepare materials in support of its conference call presentation. The materials will be available for downloading from the Company’s website the morning of November 3, 2011 prior to the conference call. A link to the materials will be located on the homepage of the MIC website.

Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on November 3, 2011 through November 18, 2011, at +1(404) 537-3406, Passcode: 18179993. An online archive of the webcast will be available on the Company’s website for one year following the call. MIC-G

About Macquarie Infrastructure Company

Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses providing basic services to customers in the United States. Its businesses consist of three energy-related businesses including a gas production and distribution business in Hawaii, The Gas Company, and a controlling interest in a District Energy business in Chicago, and a 50% interest in a bulk liquid storage terminal business, International-Matex Tank Terminals. MIC also owns and operates an aviation-related airport services business, Atlantic Aviation. The Company is managed by a wholly-owned subsidiary of the Macquarie Group. For additional information, please visit the Macquarie Infrastructure Company website at www.macquarie.com/mic.

Forward-Looking Statements

This filing contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; its shared decision-making with co-investors over investments including the distribution of dividends; its regulatory environment establishing rate structures and monitoring quality of service, demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks, fuel and gas costs; its ability to recover increases in costs from customers, reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC.

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED CONDENSED BALANCE SHEETS
($ In Thousands, Except Share Data)

	September 30,	December 31,
	2011	2010 (1)
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$21,817	$24,563
Accounts receivable, less allowance for doubtful accounts of $664 and $613, respectively	59,516	47,845
Inventories	18,836	17,063
Prepaid expenses	5,480	6,321
Deferred income taxes	18,530	19,030
Other	16,152	10,605
Total current assets	140,331	125,427
Property, equipment, land and leasehold improvements, net	556,914	563,451
Equipment lease receivables	33,130	35,663
Investment in unconsolidated business	229,679	223,792
Goodwill	516,094	514,253
Intangible assets, net	670,472	705,862
Other	25,225	28,294
Total assets	$2,171,845	$2,196,742

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Due to manager - related party	$3,535	$3,282
Accounts payable	30,768	36,036
Accrued expenses	25,435	23,047
Current portion of long-term debt	43,048	49,325
Fair value of derivative instruments	42,260	43,496
Other	16,541	16,100
Total current liabilities	161,587	171,286
Long-term debt, net of current portion	1,079,101	1,089,559
Deferred income taxes	168,584	156,328
Fair value of derivative instruments	26,072	51,729
Other	40,342	41,145
Total liabilities	1,475,686	1,510,047
Commitments and contingencies	-	-
Members’ equity:
LLC interests, no par value; 500,000,000 authorized; 46,207,881 LLC interests issued and outstanding at September 30, 2011 and 45,715,448 LLC interests issued and outstanding at December 31, 2010	957,506	964,430
Additional paid in capital	21,956	21,956
Accumulated other comprehensive loss	(21,677)	(25,812)
Accumulated deficit	(254,374)	(269,425)
Total members’ equity	703,411	691,149
Noncontrolling interests	(7,252)	(4,454)
Total equity	696,159	686,695
Total liabilities and equity	$2,171,845	$2,196,742

(1) Reclassified to conform to current period presentation.

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ In Thousands, Except Share and Per Share Data)

	Quarter Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Revenue
Revenue from product sales	$159,834	$129,217	$474,480	$374,412
Revenue from product sales - utility	35,088	28,232	105,782	83,517
Service revenue	55,420	54,598	154,590	157,598
Financing and equipment lease income	1,236	1,251	3,784	3,767
Total revenue	251,578	213,298	738,636	619,294
Costs and expenses
Cost of product sales	107,475	78,843	326,026	235,784
Cost of product sales - utility	29,205	22,467	86,842	66,931
Cost of services	15,860	16,625	40,704	41,088
Selling, general and administrative	50,706	50,486	150,685	150,742
Fees to manager - related party	3,465	2,380	11,253	6,837
Depreciation	10,072	6,973	25,905	21,897
Amortization of intangibles	8,637	8,743	33,400	26,154
Loss on disposal of assets	518	-	1,743	-
Total operating expenses	225,938	186,517	676,558	549,433
Operating income	25,640	26,781	62,078	69,861
Other income (expense)
Interest income	3	2	104	22
Interest expense(1)	(14,638)	(24,844)	(48,973)	(98,505)
Equity in earnings and amortization charges of investee	2,436	7,804	14,068	19,171
Other income, net	1,200	1,269	805	821
Net income (loss) from continuing operations before income taxes	14,641	11,012	28,082	(8,630)
(Provision) benefit for income taxes	(5,137)	(2,036)	(11,635)	12,541
Net income from continuing operations	$9,504	$8,976	$16,447	$3,911
Net income from discontinued operations, net of taxes	-	-	-	81,199
Net income	$9,504	$8,976	$16,447	$85,110
Less: net income (loss) attributable to noncontrolling interests	3,128	34	1,396	(1,317)
Net income attributable to MIC LLC	$6,376	$8,942	$15,051	$86,427
Basic income per share from continuing operations attributable to MIC LLC interest holders	$0.14	$0.20	$0.33	$0.12
Basic income per share from discontinued operations attributable to MIC LLC interest holders	-	-	-	1.78
Basic income per share attributable to MIC LLC interest holders	$0.14	$0.20	$0.33	$1.90
Weighted average number of shares outstanding: basic	46,088,783	45,715,448	45,908,258	45,493,982
Diluted income per share from continuing operations attributable to MIC LLC interest holders	$0.14	$0.20	$0.33	$0.12
Diluted income per share from discontinued operations attributable to MIC LLC interest holders	-	-	-	1.78
Diluted income per share attributable to MIC LLC interest holders	$0.14	$0.20	$0.33	$1.90
Weighted average number of shares outstanding: diluted	46,106,708	45,747,437	45,934,013	45,592,577
Cash distributions declared per share	$0.20	$-	$0.60	$-
(1)

Interest expense includes non-cash gains on derivative instruments of $4.6 million and $9.6 million for the quarter and nine months ended September 30, 2011, respectively. For the quarter and nine months ended September 30, 2010, interest expense includes non-cash losses on derivative instruments of $3.8 million and $35.5 million, respectively.

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ In Thousands)

	Nine Months Ended
	September 30, 2011	September 30, 2010

Operating activities
Net income	$16,447	$85,110
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Net income from discontinued operations before noncontrolling interests	-	(81,199)
Depreciation and amortization of property and equipment	30,874	26,807
Amortization of intangible assets	33,400	26,154
Loss on disposal of assets	949	-
Equity in earnings and amortization charges of investees	(14,068)	(19,171)
Equity distributions from investees	-	15,000
Amortization of debt financing costs	3,074	3,299
Non-cash derivative (gains) losses	(9,573)	35,497
Base management fees settled in LLC interests	11,253	2,189
Equipment lease receivable, net	2,271	2,202
Deferred rent	272	217
Deferred taxes	8,680	(13,685)
Other non-cash expenses, net	2,305	2,908
Changes in other assets and liabilities:
Accounts receivable	(11,380)	(5,254)
Inventories	(791)	(895)
Prepaid expenses and other current assets	(3,450)	878
Due to manager - related party	1	2,383
Accounts payable and accrued expenses	(1,455)	(221)
Income taxes payable	548	(1,281)
Other, net	(2,192)	(956)
Net cash provided by operating activities from continuing operations	67,165	79,982

Investing activities
Acquisitions of businesses and investments, net of cash acquired	(23,068)	-
Proceeds from sale of assets	16,999	-
Purchases of property and equipment	(23,496)	(12,462)
Investment in capital leased assets	(24)	(2,400)
Other	52	630
Net cash used in investing activities from continuing operations	(29,537)	(14,232)

Financing activities
Proceeds from long-term debt	13,406	-
Proceeds on line of credit facilities	4,400	-
Dividends paid to holders of LLC interests	(18,376)	-
Contributions received from noncontrolling interests	-	300
Distributions paid to noncontrolling interests	(5,123)	(1,935)
Payment of long-term debt	(34,570)	(56,336)
Debt financing costs paid	(4)	(186)
Change in restricted cash	-	2,236
Payment of notes and capital lease obligations	(107)	(102)
Net cash used in financing activities from continuing operations	(40,374)	(56,023)
Net change in cash and cash equivalents from continuing operations	(2,746)	9,727

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS- (continued)
(Unaudited)
($ In Thousands)

	Nine Months Ended
	September 30, 2011	September 30, 2010

Cash flows (used in) provided by discontinued operations:
Net cash used in operating activities	$-	$(12,703)
Net cash provided by investing activities	-	134,356
Net cash used in financing activities	-	(124,183)
Cash used in discontinued operations(1)	-	(2,530)
Change in cash of discontinued operations held for sale(1)	-	2,385
Net change in cash and cash equivalents	(2,746)	9,582
Cash and cash equivalents, beginning of period	24,563	27,455
Cash and cash equivalents, end of period - continuing operations	$21,817	$37,037

Supplemental disclosures of cash flow information for continuing operations:
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$859	$1,208
Issuance of LLC interests to manager for base management fees	$11,002	$4,083
Issuance of LLC interests to independent directors	$450	$450
Taxes paid	$2,382	$2,059
Interest paid	$55,178	$59,737
(1)

Cash of discontinued operations held for sale is reported in assets of discontinued operations held for sale in the accompanying consolidated condensed balance sheets. The cash used in discontinued operations is different than the change in cash of discontinued operations held for sale due to intercompany transactions that are eliminated in consolidation.

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

	Quarter Ended		Change		Nine Months Ended		Change
	September 30,		Favorable/(Unfavorable)		September 30,		Favorable/(Unfavorable)
	2011	2010	$	%	2011	2010	$	%
	($ In Thousands) (Unaudited)
Revenue
Revenue from product sales	$159,834	$129,217	30,617	23.7	$474,480	$374,412	100,068	26.7
Revenue from product sales - utility	35,088	28,232	6,856	24.3	105,782	83,517	22,265	26.7
Service revenue	55,420	54,598	822	1.5	154,590	157,598	(3,008)	(1.9)
Financing and equipment lease income	1,236	1,251	(15)	(1.2)	3,784	3,767	17	0.5
Total revenue	251,578	213,298	38,280	17.9	738,636	619,294	119,342	19.3
Costs and expenses
Cost of product sales	107,475	78,843	(28,632)	(36.3)	326,026	235,784	(90,242)	(38.3)
Cost of product sales - utility	29,205	22,467	(6,738)	(30.0)	86,842	66,931	(19,911)	(29.7)
Cost of services	15,860	16,625	765	4.6	40,704	41,088	384	0.9
Gross profit	99,038	95,363	3,675	3.9	285,064	275,491	9,573	3.5
Selling, general and administrative	50,706	50,486	(220)	(0.4)	150,685	150,742	57	-
Fees to manager - related party	3,465	2,380	(1,085)	(45.6)	11,253	6,837	(4,416)	(64.6)
Depreciation	10,072	6,973	(3,099)	(44.4)	25,905	21,897	(4,008)	(18.3)
Amortization of intangibles	8,637	8,743	106	1.2	33,400	26,154	(7,246)	(27.7)
Loss on disposal of assets	518	-	(518)	NM	1,743	-	(1,743)	NM
Total operating expenses	73,398	68,582	(4,816)	(7.0)	222,986	205,630	(17,356)	(8.4)
Operating income	25,640	26,781	(1,141)	(4.3)	62,078	69,861	(7,783)	(11.1)
Other income (expense)
Interest income	3	2	1	50.0	104	22	82	NM
Interest expense(1)	(14,638)	(24,844)	10,206	41.1	(48,973)	(98,505)	49,532	50.3
Equity in earnings and amortization charges of investees	2,436	7,804	(5,368)	(68.8)	14,068	19,171	(5,103)	(26.6)
Other income, net	1,200	1,269	(69)	(5.4)	805	821	(16)	(1.9)
Net income (loss) from continuing operations before income taxes	14,641	11,012	3,629	33.0	28,082	(8,630)	36,712	NM
(Provision) benefit for income taxes	(5,137)	(2,036)	(3,101)	(152.3)	(11,635)	12,541	(24,176)	(192.8)
Net income from continuing operations	$9,504	$8,976	528	5.9	$16,447	$3,911	12,536	NM
Net income from discontinued operations, net of taxes	-	-	-	-	-	81,199	(81,199)	(100.0)
Net income	$9,504	$8,976	528	5.9	$16,447	$85,110	(68,663)	(80.7)
Less: net income (loss) attributable to noncontrolling interests	3,128	34	(3,094)	NM	1,396	(1,317)	(2,713)	NM
Net income attributable to MIC LLC	$6,376	$8,942	(2,566)	(28.7)	$15,051	$86,427	(71,376)	(82.6)
NM - Not meaningful
(1)

Interest expense includes non-cash gains on derivative instruments of $4.6 million and $9.6 million for the quarter and nine months ended September 30, 2011, respectively. For the quarter and nine months ended September 30, 2010, interest expense includes non-cash losses on derivative instruments of $3.8 million and $35.5 million, respectively.

MACQUARIE INFRASTRUCTURE COMPANY LLC RECONCILIATION OF CONSOLIDATED NET INCOME FROM CONTINUING OPERATIONS TO EBITDA EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended		Change		Nine Months Ended		Change
	September 30,		Favorable/(Unfavorable)		September 30,		Favorable/(Unfavorable)
	2011	2010	$	%	2011	2010	$	%
	($ In Thousands) (Unaudited)

Net income attributable to MIC LLC from continuing operations(1)	$6,376	$8,942			$15,051	$5,364
Interest expense, net(2)	14,635	24,842			48,869	98,483
Provision (benefit) for income taxes	5,137	2,036			11,635	(12,541)
Depreciation(3)	10,072	6,973			25,905	21,897
Depreciation - cost of services(3)	1,664	1,639			4,969	4,910
Amortization of intangibles(4)	8,637	8,743			33,400	26,154
(Gain) loss on disposal of assets	(204)	-			949	-
Equity in (earnings) losses and amortization charges of investees(5)	(2,436)	2,196			(14,068)	(4,171)
Base management fees settled/to be settled in LLC interests	3,465	-			11,253	2,189
Other non-cash expense, net	4,286	902			3,973	1,672
EBITDA excluding non-cash items from continuing operations	$51,632	$56,273	(4,641)	(8.2)	$141,936	$143,957	(2,021)	(1.4)

EBITDA excluding non-cash items from continuing operations	$51,632	$56,273			$141,936	$143,957
Interest expense, net(2)	(14,635)	(24,842)			(48,869)	(98,483)
Interest rate swap breakage fees(2)	(515)	(1,484)			(2,247)	(4,689)
Non-cash derivative (gains) losses recorded in interest expense(2)	(4,093)	5,307			(7,326)	40,186
Amortization of debt financing costs(2)	1,014	1,043			3,074	3,299
Equipment lease receivables, net	778	751			2,271	2,202
Provision/benefit for income taxes, net of changes in deferred taxes	(1,827)	325			(2,955)	(1,144)
Changes in working capital	(6,476)	963			(18,719)	(5,346)
Cash provided by operating activities	25,878	38,336			67,165	79,982
Changes in working capital	6,476	(963)			18,719	5,346
Maintenance capital expenditures	(5,197)	(3,053)			(12,271)	(6,802)
Free cash flow from continuing operations	$27,157	$34,320	(7,163)	(20.9)	$73,613	$78,526	(4,913)	(6.3)
(1)

Net income attributable to MIC LLC from continuing operations excludes net income attributable to noncontrolling interests of $3.1 million and $1.4 million for the quarter and nine months ended September 30, 2011, respectively, and net income attributable to noncontrolling interests of $34,000 and net loss attributable to noncontrolling interests of $1.453 million for the quarter and nine months ended September 30, 2010, respectively.

(2)	Interest expense, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.
(3)

Depreciation - cost of services includes depreciation expense for District Energy, which is reported in cost of services in our consolidated condensed statements of operations. Depreciation and Depreciation - cost of services does not include acquisition- related step-up depreciation expense of $2.0 million and $5.5 million for the quarter and nine months ended September 30, 2011, respectively, and $1.7 million and $5.2 million for the quarter and nine months ended September 30, 2010, respectively, in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated condensed statements of operations.

(4)

Amortization of intangibles does not include acquisition-related step-up amortization expense of $85,000 and $520,000 for the quarter and nine months ended September 30, 2011, respectively, and $283,000 and $850,000 for the quarter and nine months ended September 30, 2010, respectively, in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated condensed statements of operations.

(5)

Equity in earnings and amortization charges of investees in the above table includes our 50% share of IMTT's earnings, offset by distributions we received only up to our share of the earnings recorded.

MACQUARIE INFRASTRUCTURE COMPANY LLC RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

IMTT

	Quarter Ended				Nine Months Ended
	September 30,				September 30,
			Change				Change
	2011	2010	Favorable/(Unfavorable)		2011	2010	Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Terminal revenue	102,794	91,825	10,969	11.9	310,245	278,122	32,123	11.5
Environmental response revenue	11,775	90,377	(78,602)	(87.0)	22,105	169,353	(147,248)	(86.9)
Total revenue	114,569	182,202	(67,633)	(37.1)	332,350	447,475	(115,125)	(25.7)
Costs and expenses
Terminal operating costs	46,289	42,300	(3,989)	(9.4)	140,459	124,846	(15,613)	(12.5)
Environmental response operating costs	7,288	58,728	51,440	87.6	16,031	108,199	92,168	85.2
Total operating costs	53,577	101,028	47,451	47.0	156,490	233,045	76,555	32.8
Terminal gross profit	56,505	49,525	6,980	14.1	169,786	153,276	16,510	10.8
Environmental response gross profit	4,487	31,649	(27,162)	(85.8)	6,074	61,154	(55,080)	(90.1)
Gross profit	60,992	81,174	(20,182)	(24.9)	175,860	214,430	(38,570)	(18.0)
General and administrative expenses	7,995	10,839	2,844	26.2	23,575	29,802	6,227	20.9
Depreciation and amortization	16,052	16,602	550	3.3	48,087	46,136	(1,951)	(4.2)
Operating income	36,945	53,733	(16,788)	(31.2)	104,198	138,492	(34,294)	(24.8)
Interest expense, net(1)	(24,319)	(20,586)	(3,733)	(18.1)	(45,313)	(58,485)	13,172	22.5
Other income	94	220	(126)	(57.3)	1,214	1,581	(367)	(23.2)
Provision for income taxes	(5,537)	(15,546)	10,009	64.4	(24,984)	(35,902)	10,918	30.4
Noncontrolling interest	94	153	(59)	(38.6)	185	(247)	432	174.9
Net income	7,277	17,974	(10,697)	(59.5)	35,300	45,439	(10,139)	(22.3)

Reconciliation of net income to EBITDA excluding non-cash items:
Net income	7,277	17,974			35,300	45,439
Interest expense, net(1)	24,319	20,586			45,313	58,485
Provision for income taxes	5,537	15,546			24,984	35,902
Depreciation and amortization	16,052	16,602			48,087	46,136
Other non-cash income	(102)	(518)			(156)	(273)
EBITDA excluding non-cash items	53,083	70,190	(17,107)	(24.4)	153,528	185,689	(32,161)	(17.3)

EBITDA excluding non-cash items	53,083	70,190			153,528	185,689
Interest expense, net(1)	(24,319)	(20,586)			(45,313)	(58,485)
Non-cash derivative losses recorded in interest expense(1)	15,345	11,041			18,653	33,094
Amortization of debt financing costs(1)	808	618			2,426	1,328
Provision for income taxes, net of changes in deferred
taxes	(6,181)	(6,580)			(13,765)	(10,812)
Changes in working capital	(17,621)	7,761			(30,468)	(19,693)
Cash provided by operating activities	21,115	62,444			85,061	131,121
Changes in working capital	17,621	(7,761)			30,468	19,693
Maintenance capital expenditures	(14,539)	(10,138)			(36,058)	(29,169)
Free cash flow	24,197	44,545	(20,348)	(45.7)	79,471	121,645	(42,174)	(34.7)

(1) Interest expense, net, includes non-cash losses on derivative instruments and non-cash amortization of deferred financing fees.

The Gas Company

	Quarter Ended				Nine Months Ended
	September 30,				September 30,
	2011	2010	Change Favorable/(Unfavorable)		2011	2010	Change Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Contribution margin
Revenue - utility	35,088	28,232	6,856	24.3	105,782	83,517	22,265	26.7
Cost of revenue - utility	25,547	18,904	(6,643)	(35.1)	76,758	56,178	(20,580)	(36.6)
Contribution margin - utility	9,541	9,328	213	2.3	29,024	27,339	1,685	6.2
Revenue - non-utility	28,056	23,214	4,842	20.9	82,342	72,760	9,582	13.2
Cost of revenue - non-utility	15,041	11,179	(3,862)	(34.5)	45,413	37,024	(8,389)	(22.7)
Contribution margin - non-utility	13,015	12,035	980	8.1	36,929	35,736	1,193	3.3
Total contribution margin	22,556	21,363	1,193	5.6	65,953	63,075	2,878	4.6
Production	1,867	1,718	(149)	(8.7)	5,321	5,126	(195)	(3.8)
Transmission and distribution	5,009	4,919	(90)	(1.8)	14,428	15,050	622	4.1
Gross profit	15,680	14,726	954	6.5	46,204	42,899	3,305	7.7
Selling, general and administrative expenses	4,414	4,259	(155)	(3.6)	12,672	12,557	(115)	(0.9)
Depreciation and amortization	1,843	1,492	(351)	(23.5)	5,418	4,926	(492)	(10.0)
Operating income	9,423	8,975	448	5.0	28,114	25,416	2,698	10.6
Interest expense, net(1)	(2,415)	(5,047)	2,632	52.1	(7,912)	(15,780)	7,868	49.9
Other income (expense)	70	1	69	NM	(209)	(10)	(199)	NM
Provision for income taxes	(2,689)	(1,538)	(1,151)	(74.8)	(7,901)	(3,769)	(4,132)	(109.6)
Net income(2)	4,389	2,391	1,998	83.6	12,092	5,857	6,235	106.5

Reconciliation of net income to EBITDA excluding non-cash items:
Net income(2)	4,389	2,391			12,092	5,857
Interest expense, net(1)	2,415	5,047			7,912	15,780
Provision for income taxes	2,689	1,538			7,901	3,769
Depreciation and amortization	1,843	1,492			5,418	4,926
Other non-cash expenses	736	534			1,918	1,599
EBITDA excluding non-cash items	12,072	11,002	1,070	9.7	35,241	31,931	3,310	10.4

EBITDA excluding non-cash items	12,072	11,002			35,241	31,931
Interest expense, net(1)	(2,415)	(5,047)			(7,912)	(15,780)
Non-cash derivative losses recorded in interest expense(1)	35	2,734			932	8,945
Amortization of debt financing costs(1)	119	120			358	359
Provision for income taxes, net of changes in deferred taxes	(562)	1,478			(4,107)	(1,276)
Changes in working capital	(1,030)	1,483			(7,479)	(1,320)
Cash provided by operating activities	8,219	11,770			17,033	22,859
Changes in working capital	1,030	(1,483)			7,479	1,320
Maintenance capital expenditures	(2,368)	(1,030)			(6,288)	(2,008)
Free cash flow	6,881	9,257	(2,376)	(25.7)	18,224	22,171	(3,947)	(17.8)
NM - Not meaningful
(1)	Interest expense, net, includes non-cash losses on derivative instruments and non-cash amortization of deferred financing fees.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

District Energy

	Quarter Ended				Nine Months Ended
	September 30,				September 30,
	2011	2010	Change Favorable/(Unfavorable)		2011	2010	Change Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)

Cooling capacity revenue	5,523	5,302	221	4.2	16,282	15,835	447	2.8
Cooling consumption revenue	11,091	12,596	(1,505)	(11.9)	19,445	21,503	(2,058)	(9.6)
Other revenue	688	823	(135)	(16.4)	2,281	2,490	(209)	(8.4)
Finance lease revenue	1,236	1,251	(15)	(1.2)	3,784	3,767	17	0.5
Total revenue	18,538	19,972	(1,434)	(7.2)	41,792	43,595	(1,803)	(4.1)
Direct expenses — electricity	6,697	8,202	1,505	18.3	12,318	14,189	1,871	13.2
Direct expenses — other(1)	5,056	4,941	(115)	(2.3)	15,246	14,878	(368)	(2.5)
Direct expenses — total	11,753	13,143	1,390	10.6	27,564	29,067	1,503	5.2
Gross profit	6,785	6,829	(44)	(0.6)	14,228	14,528	(300)	(2.1)
Selling, general and administrative expenses	764	793	29	3.7	2,449	2,350	(99)	(4.2)
Amortization of intangibles	345	345	-	-	1,023	1,023	-	-
Operating income	5,676	5,691	(15)	(0.3)	10,756	11,155	(399)	(3.6)
Interest expense, net(2)	(4,566)	(6,862)	2,296	33.5	(11,750)	(20,866)	9,116	43.7
Other income	1,201	1,427	(226)	(15.8)	1,312	1,536	(224)	(14.6)
(Provision) benefit for income taxes	(865)	(23)	(842)	NM	132	3,464	(3,332)	(96.2)
Noncontrolling interest	(212)	(198)	(14)	(7.1)	(638)	(590)	(48)	(8.1)
Net income (loss)	1,234	35	1,199	NM	(188)	(5,301)	5,113	96.5

Reconciliation of net income (loss) to EBITDA excluding non- cash items:
Net income (loss)	1,234	35			(188)	(5,301)
Interest expense, net(2)	4,566	6,862			11,750	20,866
Provision (benefit) for income taxes	865	23			(132)	(3,464)
Depreciation(1)	1,664	1,639			4,969	4,910
Amortization of intangibles	345	345			1,023	1,023
Other non-cash expenses	313	265			651	652
EBITDA excluding non-cash items	8,987	9,169	(182)	(2.0)	18,073	18,686	(613)	(3.3)

EBITDA excluding non-cash items	8,987	9,169			18,073	18,686
Interest expense, net(2)	(4,566)	(6,862)			(11,750)	(20,866)
Non-cash derivative losses recorded in interest expense(2)	1,865	4,180			3,808	13,006
Amortization of debt financing costs(2)	171	171			511	511
Equipment lease receivable, net	778	751			2,271	2,202
Provision/benefit for income taxes, net of changes in deferred taxes	(1,277)	-			(1,092)	-
Changes in working capital	(789)	(92)			(608)	(3,661)
Cash provided by operating activities	5,169	7,317			11,213	9,878
Changes in working capital	789	92			608	3,661
Maintenance capital expenditures	(164)	(249)			(289)	(813)
Free cash flow	5,794	7,160	(1,366)	(19.1)	11,532	12,726	(1,194)	(9.4)
NM - Not meaningful
(1)

Includes depreciation expense of $1.7 million and $5.0 million for the quarter and nine months ended September 30, 2011, respectively, and $1.6 million and $4.9 million for the quarter and nine months ended September 30, 2010, respectively.

(2)	Interest expense, net, includes non-cash losses on derivative instruments and non-cash amortization of deferred financing fees.

Atlantic Aviation

	Quarter Ended				Nine Months Ended
	September 30,				September 30,
	2011	2010	Change Favorable/(Unfavorable)		2011	2010	Change Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Fuel revenue	131,778	106,003	25,775	24.3	392,138	301,652	90,486	30.0
Non-fuel revenue	38,118	35,877	2,241	6.2	116,582	117,770	(1,188)	(1.0)
Total revenue	169,896	141,880	28,016	19.7	508,720	419,422	89,298	21.3
Cost of revenue
Cost of revenue-fuel	89,217	64,590	(24,627)	(38.1)	270,949	189,337	(81,612)	(43.1)
Cost of revenue-non-fuel	4,108	3,482	(626)	(18.0)	13,141	12,021	(1,120)	(9.3)
Total cost of revenue	93,325	68,072	(25,253)	(37.1)	284,090	201,358	(82,732)	(41.1)
Fuel gross profit	42,561	41,413	1,148	2.8	121,189	112,315	8,874	7.9
Non-fuel gross profit	34,010	32,395	1,615	5.0	103,441	105,749	(2,308)	(2.2)
Gross profit	76,571	73,808	2,763	3.7	224,630	218,064	6,566	3.0
Selling, general and administrative expenses	43,430	42,969	(461)	(1.1)	130,105	129,762	(343)	(0.3)
Depreciation and amortization	16,521	13,879	(2,642)	(19.0)	52,864	42,102	(10,762)	(25.6)
Loss on disposal of assets	518	-	(518)	NM	1,743	-	(1,743)	NM
Operating income	16,102	16,960	(858)	(5.1)	39,918	46,200	(6,282)	(13.6)
Interest expense, net(1)	(7,655)	(12,938)	5,283	40.8	(29,209)	(61,612)	32,403	52.6
Other expense	(18)	(101)	83	82.2	(195)	(645)	450	69.8
(Provision) benefit for income taxes	(3,396)	(1,580)	(1,816)	(114.9)	(4,236)	6,471	(10,707)	(165.5)
Net income (loss)(2)	5,033	2,341	2,692	115.0	6,278	(9,586)	15,864	165.5

Reconciliation of net income (loss) to EBITDA excluding non-cash items:
Net income (loss)(2)	5,033	2,341			6,278	(9,586)
Interest expense, net(1)	7,655	12,938			29,209	61,612
Provision (benefit) for income taxes	3,396	1,580			4,236	(6,471)
Depreciation and amortization	16,521	13,879			52,864	42,102
(Gain) loss on disposal of assets	(204)	-			949	-
Other non-cash expenses	207	149			310	754
EBITDA excluding non-cash items	32,608	30,887	1,721	5.6	93,846	88,411	5,435	6.1

EBITDA excluding non-cash items	32,608	30,887			93,846	88,411
Interest expense, net(1)	(7,655)	(12,938)			(29,209)	(61,612)
Interest rate swap breakage fees(1)	(515)	(1,484)			(2,247)	(4,689)
Non-cash derivative (gains) losses recorded in interest expense(1)	(5,993)	(1,602)			(12,066)	18,237
Amortization of debt financing costs(1)	724	753			2,205	2,225
Provision/benefit for income taxes, net of changes in deferred taxes	(326)	(11)			(942)	(298)
Changes in working capital	(4,620)	(2,526)			(7,482)	136
Cash provided by operating activities	14,223	13,079			44,105	42,410
Changes in working capital	4,620	2,526			7,482	(136)
Maintenance capital expenditures	(2,665)	(1,774)			(5,694)	(3,981)
Free cash flow	16,178	13,831	2,347	17.0	45,893	38,293	7,600	19.8
NM - Not meaningful
(1)	Interest expense, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

MACQUARIE INFRASTRUCTURE COMPANY LLC RECONCILIATION OF PROPORTIONATELY COMBINED NET INCOME (LOSS) TO EBITDA EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

	For the Quarter Ended September 30, 2011
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC from continuing operations	3,639	4,389	617	5,033	(6,716)	6,962	7,277	1,234
Interest expense (income), net(2)	12,160	2,415	2,283	7,655	(1)	24,512	24,319	4,566
Provision (benefit) for income taxes	2,769	2,689	433	3,396	(1,813)	7,473	5,537	865
Depreciation	7,670	1,638	832	8,434	-	18,574	15,339	1,664
Amortization of intangibles	357	205	173	8,087	-	8,821	713	345
Gain on sale of assets	-	-	-	(204)	-	(204)	-	-
Base management fee paid in LLC interests	-	-	-	-	3,465	3,465	-	-
Other non-cash (income) expense	(51)	736	157	207	3,030	4,079	(102)	313
EBITDA excluding non-cash items	26,542	12,072	4,494	32,608	(2,035)	73,681	53,083	8,987

EBITDA excluding non-cash items	26,542	12,072	4,494	32,608	(2,035)	73,681	53,083	8,987
Interest (expense) income, net(2)	(12,160)	(2,415)	(2,283)	(7,655)	1	(24,512)	(24,319)	(4,566)
Interest rate swap breakage fees(2)	-	-	-	(515)	-	(515)	-	-
Non-cash derivative losses (gains) recorded in interest expense, net(2)	7,673	35	933	(5,993)	-	2,647	15,345	1,865
Amortization of deferred finance charges(2)	404	119	86	724	-	1,333	808	171
Equipment lease receivables, net	-	-	389	-	-	389	-	778
Provision/benefit for income taxes, net of changes in deferred taxes	(3,091)	(562)	(639)	(326)	338	(4,279)	(6,181)	(1,277)
Changes in working capital	(8,811)	(1,030)	(395)	(4,620)	(37)	(14,892)	(17,621)	(789)
Cash provided by (used in) operating activities	10,558	8,219	2,585	14,223	(1,733)	33,852	21,115	5,169
Changes in working capital	8,811	1,030	395	4,620	37	14,892	17,621	789
Maintenance capital expenditures	(7,270)	(2,368)	(82)	(2,665)	-	(12,385)	(14,539)	(164)

Free cash flow	12,099	6,881	2,898	16,178	(1,696)	36,359	24,197	5,794

	For the Quarter Ended September 30, 2010
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC from continuing operations	8,987	2,391	18	2,341	(3,629)	10,107	17,974	35
Interest expense (income), net(2)	10,293	5,047	3,432	12,938	(5)	31,705	20,586	6,862
Provision (benefit) for income taxes	7,773	1,538	11	1,580	(1,105)	9,798	15,546	23
Depreciation	8,083	1,286	820	5,687	-	15,876	16,166	1,639
Amortization of intangibles	218	206	173	8,192	-	8,789	436	345
Other non-cash (income) expense	(259)	534	133	149	(46)	511	(518)	265
EBITDA excluding non-cash items	35,095	11,002	4,585	30,887	(4,785)	76,784	70,190	9,169

EBITDA excluding non-cash items	35,095	11,002	4,585	30,887	(4,785)	76,784	70,190	9,169
Interest (expense) income, net(2)	(10,293)	(5,047)	(3,432)	(12,938)	5	(31,705)	(20,586)	(6,862)
Interest rate swap breakage fees(2)	-	-	-	(1,484)	-	(1,484)	-	-
Non-cash derivative losses (gains) recorded in interest expense, net(2)	5,521	2,734	2,090	(1,602)	(5)	8,738	11,041	4,180
Amortization of deferred finance charges(2)	309	120	86	753	(1)	1,267	618	171
Equipment lease receivables, net	-	-	376	-	-	376	-	751
Provision/benefit for income taxes, net of changes in deferred taxes	(3,290)	1,478	-	(11)	(1,142)	(2,965)	(6,580)	-
Changes in working capital	3,881	1,483	(46)	(2,526)	2,098	4,889	7,761	(92)
Cash provided by (used in) operating activities	31,222	11,770	3,659	13,079	(3,830)	55,900	62,444	7,317
Changes in working capital	(3,881)	(1,483)	46	2,526	(2,098)	(4,889)	(7,761)	92
Maintenance capital expenditures	(5,069)	(1,030)	(125)	(1,774)	-	(7,998)	(10,138)	(249)

Free cash flow	22,273	9,257	3,581	13,831	(5,928)	43,013	44,545	7,160

(1)	Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.
(2)	Interest (expense) income, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.

MACQUARIE INFRASTRUCTURE COMPANY LLC RECONCILIATION OF PROPORTIONATELY COMBINED NET INCOME (LOSS) TO EBITDA EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

	For the Nine Months Ended September 30, 2011
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC from continuing operations	17,650	12,092	(94)	6,278	(17,199)	18,727	35,300	(188)
Interest expense (income), net(2)	22,657	7,912	5,876	29,209	(2)	65,652	45,313	11,750
Provision (benefit) for income taxes	12,492	7,901	(66)	4,236	(370)	24,193	24,984	(132)
Depreciation	23,157	4,801	2,485	21,104	-	51,547	46,314	4,969
Amortization of intangibles	887	617	512	31,760	-	33,775	1,773	1,023
Loss on disposal of assets	-	-	-	949	-	949	-	-
Base management fee paid in LLC interests	-	-	-	-	11,253	11,253	-	-
Other non-cash (income) expense	(78)	1,918	326	310	1,094	3,570	(156)	651
EBITDA excluding non-cash items	76,764	35,241	9,038	93,846	(5,224)	209,665	153,528	18,073

EBITDA excluding non-cash items	76,764	35,241	9,038	93,846	(5,224)	209,665	153,528	18,073
Interest (expense) income, net(2)	(22,657)	(7,912)	(5,876)	(29,209)	2	(65,652)	(45,313)	(11,750)
Interest rate swap breakage fees(2)	-	-	-	(2,247)	-	(2,247)	-	-
Non-cash derivative losses (gains) recorded in interest expense, net(2)	9,327	932	1,904	(12,066)	-	97	18,653	3,808
Amortization of deferred finance charges(2)	1,213	358	256	2,205	-	4,032	2,426	511
Equipment lease receivables, net	-	-	1,136	-	-	1,136	-	2,271
Provision/benefit for income taxes, net of changes in deferred taxes	(6,883)	(4,107)	(546)	(942)	3,186	(9,292)	(13,765)	(1,092)
Changes in working capital	(15,234)	(7,479)	(304)	(7,482)	(3,150)	(33,649)	(30,468)	(608)
Cash provided by (used in) operating activities	42,531	17,033	5,608	44,105	(5,186)	104,090	85,061	11,213
Changes in working capital	15,234	7,479	304	7,482	3,150	33,649	30,468	608
Maintenance capital expenditures	(18,029)	(6,288)	(145)	(5,694)	-	(30,156)	(36,058)	(289)

Free cash flow	39,736	18,224	5,767	45,893	(2,036)	107,584	79,471	11,532

	For the Nine Months Ended September 30, 2010
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(1)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC from continuing operations	22,720	5,857	(2,651)	(9,586)	(4,777)	11,562	45,439	(5,301)
Interest expense, net(2)	29,243	15,780	10,435	61,612	225	117,295	58,485	20,866
Provision (benefit) for income taxes	17,951	3,769	(1,732)	(6,471)	(6,375)	7,142	35,902	(3,464)
Depreciation	22,412	4,309	2,455	17,588	-	46,764	44,823	4,910
Amortization of intangibles	657	617	512	24,514	-	26,299	1,313	1,023
Base management fee paid in LLC interests	-	-	-	-	2,189	2,189	-	-
Other non-cash (income) expense	(137)	1,599	326	754	(1,333)	1,210	(273)	652
EBITDA excluding non-cash items	92,845	31,931	9,345	88,411	(10,071)	212,460	185,689	18,686

EBITDA excluding non-cash items	92,845	31,931	9,345	88,411	(10,071)	212,460	185,689	18,686
Interest expense, net(2)	(29,243)	(15,780)	(10,435)	(61,612)	(225)	(117,295)	(58,485)	(20,866)
Interest rate swap breakage fees(2)	-	-	-	(4,689)	-	(4,689)	-	-
Non-cash derivative losses (gains) recorded in interest expense, net (2)	16,547	8,945	6,504	18,237	(2)	50,231	33,094	13,006
Amortization of deferred finance charges(2)	664	359	256	2,225	204	3,708	1,328	511
Equipment lease receivables, net	-	-	1,101	-	-	1,101	-	2,202
Provision/benefit for income taxes, net of changes in deferred taxes	(5,406)	(1,276)	-	(298)	430	(6,550)	(10,812)	-
Changes in working capital	(9,847)	(1,320)	(1,831)	136	(501)	(13,362)	(19,693)	(3,661)
Cash provided by (used in) operating activities	65,561	22,859	4,940	42,410	(10,165)	125,604	131,121	9,878
Changes in working capital	9,847	1,320	1,831	(136)	501	13,362	19,693	3,661
Maintenance capital expenditures	(14,585)	(2,008)	(407)	(3,981)	-	(20,980)	(29,169)	(813)

Free cash flow	60,823	22,171	6,364	38,293	(9,664)	117,987	121,645	12,726
(1)	Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.
(2)	Interest expense, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.

CONTACT:
Macquarie Infrastructure Company LLC
Investor Relations:
Jay A. Davis, 212-231-1825
jay.davis@macquarie.com
or
Media Relations:
Paula Chirhart, 212-231-1310
paula.chirhart@macquarie.com